UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2012

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07  Submission of matters to a vote of security holders.

           On August 13, 2013, LiqTech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of its stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved, by the requisite number of votes, (a) the election of a slate of nominees consisting of current directors Aldo Petersen, Lasse Andreassen, Paul Burgon, John F. Nemelka, Michael Sonneland and Jens Kampmann to serve as directors of the Company (“Proposal No. 1”) and (b) the ratification of the appointment of Gregory & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012 (“Proposal No. 2”).

The result of the voting on Proposal No. 1 was as follows:

Proposal No. 1
For	Against	Abstain	Broker Non-Votes
(Common Stock)	(Common Stock)	(Common Stock)	(Common Stock)
10,507,213	0	0	0

The result of the voting on Proposal No. 2 was as follows:

Proposal No. 2
For	Against	Abstain	Broker Non-Votes
(Common Stock)	(Common Stock)	(Common Stock)	(Common Stock)
12,391,054	0	4,800	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: August 17, 2012	/s/ Soren Degn
Soren Degn
Chief Financial Officer